**Exhibit 99.2.6**

**This document is a free translation. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail.**

This document was made publicly available in Brazil in connection with the proposed merger of shares (*incorporação de ações*) under Brazilian law of Omega Geração S.A. ("Omega Geração") by Omega Energia S.A. ("Omega Energia").

Omega Geração and Omega Energia are Brazilian companies. Information distributed in connection with the proposed merger of shares (*incorporação de ações*) under Brazilian law of Omega Geração by Omega Energia is subject to Brazilian disclosure requirements that are different from those of the United States. Any financial statements or financial information included herein has been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed merger of shares, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the companies may purchase shares of the companies otherwise than through the proposed merger of shares, such as in open market or privately negotiated purchases.

# APPRAISAL REPORT
# AP-00807/21-01
# OMEGA GERAÇÃO S.A.

| APPRAISAL REPORT: | AP-00807/21-01 | APPRAISAL DATE: | June 30th, 2021 |
| --- | --- | --- | --- |

# APPRAISAL REPORT OF OMEGA GERAÇÃO S.A. EQUITY SHARES, IN ACCORDANCE WITH ACCOUNTING BOOKS

APSIS CONSULTORIA E AVALIAÇÕES LTDA., limited simple society, established at Rua do Passeio, no. 62, 6th floor, Centro, City and State of Rio de Janeiro, subscribed with the Corporate Taxpayer Registry (CNPJ) of the Brazilian Ministry of Economy under no. 08.681.365/0001-30, registered in the Regional Accounting Council of Rio de Janeiro under the no. 005112/O-9, represented herein by its undersigned partner, Mr. LUIZ PAULO CESAR SILVEIRA, accountant, bearer of Brazilian National General Registry no. 89100165-5/D, subscribed in the Individual Taxpayer Registry under no. 886.681.937-91 and registered in the Regional Accounting Council of Rio de Janeiro under the no. 118.263/P-0, resident and domiciled on the City and State of Rio de Janeiro, with head office located at Rua do Passeio, no. 62, 6th floor, Centro, City and State of Rio de Janeiro, was nominated by OMEGA ENERGIA S.A., hereinafter denominated OMEGA ENERGIA (NK 124), established at Rua Elvira Ferraz, no. 68, 12th floor, Offices 123 and 124, Vila Olímpia, City and State of São Paulo, subscribed with the Corporate Taxpayer Registry of the Brazilian Ministry of Economy under the no. 42.500.384/0001-51 to proceed with the equity share's appraisal report of OMEGA GERAÇÃO S.A., hereinafter denominated OMEGA GERAÇÃO, established at Rua Elvira Ferraz, no. 68, 12th floor, Office 123 and 124, Vila Olímpia, City and State of São Paulo, subscribed with the Corporate Taxpayer Registry of the Brazilian Ministry of Economy under the no. 09.149.503/0003-60, in accordance with the Brazilian accounting practices, features next the result of its work.

## 1. APPRAISAL REPORT PURPOSE

The purpose of this report is to issue an appraisal report on OMEGA GERAÇÃO's shares, by book value on June 30th, 2021, in accordance with the accounting practices adopted in Brazil and the article no 252 from Law no 6.404/76, to support the merger of non-controller shares of OMEGA GERAÇÃO into NK 124.

## 2. COMPANY'S RESPONSIBILITY FOR ACCOUNTING INFORMATION

The company's management is responsible for the bookkeeping and elaboration of the accounting information in accordance with Brazilian accounting practices, as well as for the relevant internal controls necessary to prepare the accounting information, without distortions, whether these distortions were caused by fraud or error. The summary of the main accounting practices adopted by OMEGA GERAÇÃO is described in the Attachment 2 of this APPRAISAL Report.

## 3. WORK ASSUMPTIONS AND ACCOUNTANT'S RESPONSIBILITY

It's our responsibility to present a conclusion on OMEGA GERAÇÃO's shareholders equity as of June 30th, 2021, in accordance with the Technical Communication CTG 2002, approved by the Federal Accounting Council (CFC), which regulates the procedures to issue appraisal Reports. Thus, we've examined the company's balance sheet in accordance with the applicable accounting standards and in compliance with ethical requirements. In addition, we have planned and carried out to obtain reasonable assurance that the balance sheet and shareholders' equity for the preparation of our appraisal Report is free from material misstatement.

The issuance of an appraisal Report involves the execution of procedures to obtain evidence regarding the accounted amounts. This analysis depends on the accountant's judgment, including the assessment of the risks of significant distortion in shareholders' equity, regardless of whether it is caused by fraud or error. In this assessment, the accountant considers the internal controls relevant to the company's balance sheet and the appropriate processes to the circumstances, but it doesn't have the objective of expressing an opinion on the effectiveness of such documents.

The work also includes assessing the adequacy of the accounting policies used, and the reasonableness of the accounting estimates made by OMEGA GERAÇÃO's management. We believe that the evidence obtained is sufficient and adequate to support our conclusion.

## 4. CONCLUSION

Based on the work performed, we've concluded that the amount, as of June 30th, 2021, that represents total **OMEGA GERAÇÃO's** net equity (100%) is **BRL 3,633,678,026.01** (three billion, six-hundred and thirty-three million, six-hundred and seventy-eight thousand, twenty-six reais and one cent). The merged non-controllers shares of **OMEGA GERAÇÃO**, represented by 46,98% of the company's net equity is **R$ 2,295,284,794.63** (two billion, two-hundred and ninety-five million, two-hundred and eighty-four thousand, seven-hundred and ninety-four reais and sixty-three cents) recorded in the accounting books and summarized in Attachment 1, represents, in all material respects, the share's equity of **non-controller shareholders**, as of June 30th, 2021, valued in accordance with Brazilian accounting practices. The description of the company's shares can be seen in Attachment 2 from this Appraisal Report.

## 5. CONVENIENCE TRANSLATION INTO ENGLISH

This is a free translation into English of the Appraisal Report issued in Portuguese and is provided solely for the convenience of English-speaking readers. This report should be read in conjunction with and construed in accordance with Brazilian law and professional accounting standards applicable in Brazil.

São Paulo, September 23th, 2021.

APSIS CONSULTORIA E AVALIAÇÕES LTDA.
CRC/RJ 005112/O-9

LUIZ PAULO CESAR SILVEIRA:88668193791 Assinado de forma digital por LUIZ PAULO CESAR SILVEIRA:88668193791 Dados: 2021.09.23 18:35:36 -03'00'

**LUIZ PAULO CESAR SILVEIRA**
Vice President (CRC/RJ 118.263/P-0)

## 6. LIST OF ATTACHMENTS

1. SUPPORT DOCUMENTATION – BALANCE SHEET
2. SUMMARY OF THE MAIN ACCOUNTING PRACTICES ADOPTED BY OMEGA GERAÇÃO
3. GLOSSARY

RIO DE JANEIRO - RJ
Rua do Passeio, nº 62, 6º Andar
Centro, CEP 20021-280
Tel.: + 55 (21) 2212-6850 Fax: + 55 (21) 2212-6851

SÃO PAULO - SP
Rua Bela Cintra, nº 1.200, Conj. 21 e 22
Cerqueira César, CEP 01415-001
Tel.: + 55 (11) 4550-2701

# ATTACHMENT 1

Omega Geração S.A.

| Ativo | 30 de junho de 2021 | Aumento de capital pelo exercício de opções em Ago/21 | Aumento de capital pelo exercício de opções após Set-21 | Integralização do adiantamento para futuro aumento de capital | Aumento de capital com emissão de ações - Brave Winds | Controladora 30 de junho de 2021 |
|---|---|---|---|---|---|---|
| Circulante | | | | | | |
| Caixa e equivalentes de caixa | 199,572,351.25 | 4,783,335.66 | 2,012,794.89 | | | 206,368,481.80 |
| Clientes | 84,726,680.88 | | | | | 84,726,680.88 |
| Dividendos a receber | 17,156,660.90 | | | | | 17,156,660.90 |
| Outros créditos | 284,786,766.82 | | - | 180,303,811.82 | | 104,482,955.00 |
| | 586,242,459.85 | 4,783,335.66 | 2,012,794.89 - | 180,303,811.82 | - | 412,734,778.58 |
| Não circulante | | | | | | |
| Caixa restrito | - | | | | | - |
| Clientes | - | | | | | - |
| IRPJ e CSLL diferidos | - | | | | | - |
| Outros créditos | 53,448,682.86 | | | | | 53,448,682.86 |
| | 53,448,682.86 | - | - | - | - | 53,448,682.86 |
| Investimentos | 5,202,739,025.28 | | | 180,303,811.82 | 117,994,394.49 | 5,501,037,231.59 |
| Imobilizado | 8,720,730.96 | | | | | 8,720,730.96 |
| Intangível | 16,394,271.75 | | | | | 16,394,271.75 |
| | 5,227,854,027.99 | - | - | 180,303,811.82 | 117,994,394.49 | 5,526,152,234.30 |
| | 5,281,302,710.85 | - | - | 180,303,811.82 | 117,994,394.49 | 5,579,600,917.16 |
| **Total do ativo** | 5,867,545,170.70 | 4,783,335.66 | 2,012,794.89 | - | 117,994,394.49 | 5,992,335,695.74 |

| Passivo e Patrimônio líquido | 30 de junho de 2021 | Aumento de capital pelo exercício de opções em Ago/21 | Aumento de capital pelo exercício de opções após Set-21 | Integralização do adiantamento para futuro aumento de capital | Aumento de capital com emissão de ações - Brave Winds | 30 de junho de 2021 |
|---|---|---|---|---|---|---|
| Circulante | | | | | | |
| Fornecedores | 64,978,334.93 | | | | | 64,978,334.93 |
| Empréstimos, financiamentos e debêntures | 58,484,215.99 | | | | | 58,484,215.99 |
| Obrigações trabalhistas e tributárias | 18,593,105.40 | | | | | 18,593,105.40 |
| Passivos de arrendamentos | 3,204,925.60 | | | | | 3,204,925.60 |
| Outras obrigações | 149,556,869.55 | | | | | 149,556,869.55 |
| | **294,817,451.47** | - | - | - | - | **294,817,451.47** |
| Não circulante | | | | | | |
| Empréstimos, financiamentos e debêntures | 2,002,452,112.48 | | | | | 2,002,452,112.48 |
| Fornecedores | - | | | | | - |
| Passivos de arrendamentos | 10,664,672.06 | | | | | 10,664,672.06 |
| IRPJ e CSLL diferidos passivos | 41,080,223.25 | | | | | 41,080,223.25 |
| Outras obrigações | 9,643,210.47 | | | | | 9,643,210.47 |
| | **2,063,840,218.26** | - | - | - | - | **2,063,840,218.26** |
| **Total do passivo** | **2,358,657,669.73** | - | - | - | - | **2,358,657,669.73** |
| Patrimônio líquido | | | | | | |
| Capital social | 3,839,188,573.13 | 4,783,326.58 | 2,012,794.89 | | 116,699,599.06 | 3,962,684,293.66 |
| Ações em tesouraria | - 1,663,552.63 | | | | | - 1,663,552.63 |
| Custo com captação de recursos | - 72,944,185.42 | | | | | - 72,944,185.42 |
| Reservas de capital | 135,483,635.29 | 9.08 | | | 1,294,795.43 | 136,778,439.80 |
| Reservas de lucro | 241,616,784.89 | | | | | 241,616,784.89 |
| Ajuste de avaliação patrimonial | - 391,024,695.60 | | | | | - 391,024,695.60 |
| Prejuízos acumulados | - 241,769,058.69 | | | | | - 241,769,058.69 |
| **Patrimônio líquido atribuível aos controladores** | **3,508,887,500.97** | **4,783,335.66** | **2,012,794.89** | - | **117,994,394.49** | **3,633,678,026.01** |
| Participação dos não controladores | - | | | | | |
| **Total do patrimônio líquido** | **3,508,887,500.97** | **4,783,335.66** | **2,012,794.89** | - | **117,994,394.49** | **3,633,678,026.01** |
| **Total do passivo e patrimônio líquido** | **5,867,545,170.70** | **4,783,335.66** | **2,012,794.89** | - | **117,994,394.49** | **5,992,335,695.74** |

DocuSigned by:
Wiliam Franco de Oliveira
F28174F513174C3...
Wiliam Franco de Oliveira
CPF - 289.635.538-33
CRC 1SP256533/O-3

# ATTACHMENT 2

## SUMMARY OF THE MAIN ACCOUNTING PRACTICES ADOPTED BY OMEGA GERAÇÃO

- **Investments**

In accordance with Brazilian law and professional accounting standards applicable in Brazil, it is mandatory for the investments to be accounting through asset equity method for subsidiaries, affiliates, and jointly controlled entities. OMEGA GERAÇÃO's investments is summarized below.

| Controlling Company (BRL thousands) | |
|---|---|
| **Company** | **As of June 30th, 2021** |
| Asteri | 140.969 |
| Delta 1 | 96.469 |
| Delta 5 I | 35.769 |
| Delta 5 II | 35.402 |
| Delta 6 I | 38.049 |
| Delta 6 II | 29.240 |
| Delta 7 | 63.745 |
| Delta 8 | 36.072 |
| Indaiá Grande | 77.958 |
| Indaiazinho | 47.775 |
| Omega Geração 1 | 239.262 |
| OE&I2 | 470.808 |
| OMC | -18.573 |
| OMGC | -13.724 |
| Pirapora | 167.182 |
| Assuruá | 570.499 |
| Assuruá 3 | 234.985 |
| Chuí | 1.676.060 |
| Ventos da Bahia 1 e 2 | 368.687 |
| Mais-valia | 906.106 |
| **Total** | **5.202.740** |

- **Accounts payable (current and long-term liabilities)**

Consists in diverse liabilities, where most relevant account is due to Assuruá I and Assuruá II acquisition, wind farms located in the State of Bahia, Brazil.

- **Long-term Loans, Financing and Debentures**

Mainly composed by debentures issued by OMEGA GERAÇÃO. In addition to previous issued debentures, OMEGA GERAÇÃO has concluded in March 15th, 2021, a single series, non-convertible, simple debenture of the company's third issuance. Adding up to BRL 1,050,000.00, an eight year debt, annual repayment, according to a customized rate. Compensation interest will be paid semiannually at CDI (Brazilian Interbank Interest Rate) + 1,99% per year. The debentures were considered green debentures by an independent opinion issued by a specialized consulting.

- **Company Shares**

The company shares on June, 30th, 2021 are described in the chart below:

| | Art. 252 | |
|---|---|---|
| R$ | R$ | % |
| Adjusted Capital Stock | 3.633.678.026,01 | 100,00% |
| Total Shares (excluding treasury) | 199.930.339 | 100,00% |
| Adjusted Capital Stock/Shares | 18,174720 | - |
| # merged Stocks | 126.289.964 | 63,166983% |
| Merger value | 2.295.284.794,63 | 63,166983% |

In addition, the chart below indicates the subsequent event from OMEGA ENERGIA (NK 124), such as the following number of shares, in accordance with the accounting practices adopted in Brazil and the article no 252 from Law no 6.404/76:

| OMEGA ENERGIA (NK 124) Pré-merger | |
|---|---|
| Capital Stock | 100,0 |
| Number of Shares | 100 |
| **Price/Share** | **1,0** |
| | |
| **Contribution of new OMEGA DESENVOLVIMENTO** | |
| Net Holdings of new OMEGA DESENVOLVIMENTO | 102.646.603,83 |
| Share price | 1,00 |
| #new shares OMEGA ENERGIA (NK 124) | 102.646.603,00 |
| **#Shares OMEGA ENERGIA (NK 124) post contribution of new OMEGA DESENVOLVIMENTO** | **102.646.703** |
| | |
| **Controllers' contribution on OMEGA GERAÇÃO** | |
| OMEGA ENERGIA (NK 124) value (post contribution of new OMEGA DESENVOLVIMENTO) | 2.710.000.000,00 |
| OMEGA ENERGIA (NK 124) price/share (post contribution of new OMEGA DESENVOLVIMENTO) | 26,40 |
| OMEGA GERAÇÃO value | 7.863.888.040,00 |
| #Shares OMEGA GERAÇÃO | 199.930.339 |
| Price/Share OMEGA GERAÇÃO | 39,33 |
| **Replacement Ratio** | **1,4898** |
| | |
| #Controllers Shares OMEGA GERAÇÃO | 73.640.375 |
| #New Shares OMEGA ENERGIA (NK 124) | 109.711.038,00 |
| **#Shares OMEGA ENERGIA (NK 124) (post controllers' contribution)** | **212.357.741,00** |
| | |
| **Minority shares' merger on OMEGA GERAÇÃO** | |
| OMEGA ENERGIA (NK 124) value (post contribution of new OMEGA DESENVOLVIMENTO) | 5.606.507.189,05 |
| OMEGA ENERGIA (NK 124) price/share (post contribution of new OMEGA DESENVOLVIMENTO) | 26,40 |
| OMEGA GERAÇÃO value | 7.863.888.040 |
| #Shares OMEGA GERAÇÃO | 199.930.339 |
| Price/Share OMEGA GERAÇÃO | 39,33 |
| **Replacement Ratio** | **1,4898** |
| | |
| #Minority Shares OMEGA GERAÇÃO | 126.289.964 |
| #New Shares OMEGA ENERGIA (NK 124) | 188.149.544 |
| **#Shares OMEGA ENERGIA (NK 124) (post minority's contribution)** | **400.507.285** |
| **% Controllers Shares** | **53,02%** |
| **% Minority Shares** | **46,98%** |

# ATTACHMENT 3

# Glossary

## A

### Amortization
Systematic allocation of the depreciable value of an asset over its useful life.

### Asset
A resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

### Asset Approach
Valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

## B

### Base Date
Specific date (day, month and year) of application of the assessment value.

### Basic Infrastructure
Urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

### Book Value
The value at which an asset or liability is recognized on the balance sheet.

### Business Combination
Union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

## C

### CAPEX (Capital Expenditure)
Fixed asset investments.

### Capital Structure
Composition of a company's invested capital, between own capital (equity) and third-party capital (debt).

### Cash Flow
Cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, nonoperating, etc...).

### Cash Flow on Invested Capital
Cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

### Cash-Generating Unit
Cmallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

### Company
Commercial or industrial entity, service provider or investment entity holding economic activities.

### Conservation Status
Physical status of an asset as a result of its maintenance.

### Control
Power to direct the strategic policy and administrative management of a company.

### Cost
The total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time
and situation.

### Cost of Capital
Expected rate of return required by the market as an attraction to certain investment funds.

### CFC
Conselho Federal de Contabilidade

### CPC (Comitê de Pronunciamentos Contábeis)
Accounting Pronouncements Committee.

### CVM
Securities and Exchange Commission.

## D

### Date of Issue
Closing date of the valuation report, when conclusions are conveyed to the client.

### DCF (Discounted Cash Flow
Discounted cash flow.

### D & A
Depreciation and amortization.

### Depreciable Value
Cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value.

### Depreciation
Systematic allocation of the depreciable value of an asset during its useful life.

### Direct Production Cost
Spending on inputs, including labor, in the production of goods.

### Discount Rate
Any divisor used to convert a flow of future economic benefits into present value.

## E

### EBIT (Earnings before Interest and Taxes)
Earnings before interest and taxes.

### EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)
Earnings before interest, taxes, preciation and amortization.

### Economic Benefits
Benefits such as revenue, net profit, net cash flow, etc.

### Enterprise
Set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

### Enterprise Value
Economic value of the company.

### Equity Value
Economic value of the equity.

### Expertise
Technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

## F

### Facilities
Set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

### Fair Market Value
Value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

### Financial Lease
That which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

### Fixed Asset
Tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

## G

### Goodwill
See Premium for Expected Future Profitability.

## I

### IAS (International Accounting Standards)
Principles-based standards, interpretations and the framework adopted by the International Accounting Standards Board (IASB). See International Accounting Standards.

### IASB (International Accounting Standards Board)
International Accounting Standards Board. Standard setting body responsible for the development of International Financial Reporting Standards (IFRSs).

## IFRS (International Financial Reporting Standards)

International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

## Impairment

See Impairment losses

## Impairment Losses (impairment)

Book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

## Income Approach

Valuation method for converting the present value of expected economic benefits.

## Indirect Production Cost

Administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

## Intangible Asset

Identifiable non-monetary asset without physical substance. This asset is identifiable when: a) it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; b) it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations.

## International Accounting Standards (IAS)

Standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

## Investment Property

Property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for use in the production or supply of goods or services, as well as for administrative purposes.

## Investment Value

Value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

# L

## Liability

Present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

## Liquidity

Ability to rapidly convert certain assets into cash or into the payment of a certain debt.

# M

## Market Approach

Valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

## Multiple

Market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

# N

## Net Debt

Cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

## Non-Operating Assets

Those not directly related to the company's operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

# O

## Operating Assets

Assets that are basic to the company's operations.

## Operating Lease

That which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

P

### Parent Company
An entity that has one or more subsidiaries.

### Premium for Expected Future Profitability (goodwill)
Future economic benefits arising from assets not capable of being individually identified or separately recognized.

### Present Value
The estimated present value of discounted net cash flows in the normal course of business.

### Price
The amount by which a transaction is performed involving a property, a product or the right thereto.

### Property
Something of value, subject to use, or that may be the object of a right, which integrates an equity.

R

### Real Estate
Property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

### Recoverable Value
The highest fair value of an asset (or cashgenerating unit) minus the cost of sales compared with its value in use.

### Remaining Life
A property's remaining life.

### Replacement Cost
A property's reproduction cost less depreciation, with the same function and features comparable to the property assessed.

### Replacement Value for New
Value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

### Reproduction Cost
Expense required for the exact duplication of a property, regardless of any depreciation.

### Reproduction Cost Less Depreciation
A property's reproduction cost less depreciation, considering the state it is in.

### Residual Value
Value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

### Residual Value of an Asset
Estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

S

### Shareholders' Equity at Market Prices
See Assets Approach.

### Subsidiary
Entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

### Supporting Documentation
Documentation raised and provided by the client on which the report premises are based.

T

### Tangible Asset
Physically existing asset, such as land, building, machinery, equipment, furniture and tools.

### Technical Report
Detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

U

### Useful Economic Life
The period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

V

### Valuation
Act or process of determining the value of an asset.

### Valuation Methodology
One or more approaches used in developing evaluative calculations for the indication of the value of an asset.